UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2012

THQ INC.
(Exact name of registrant as specified in its charter)

Delaware	0-18813	13-3541686
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

29903 Agoura Road
Agoura Hills,
California	91301
(Address of principal executive offices)	(Zip Code)

(818) 871-5000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
On November 19, 2012, THQ Inc. (the “Company”) and certain of its subsidiaries entered into a Forbearance Agreement, dated as of November 19, 2012 (the “Forbearance Agreement”), with Wells Fargo Capital Finance, LLC (“Wells Fargo”) (as administrative agent for the Lenders, as defined hereinafter) and certain lenders (the “Lenders”) to the Company's Credit Agreement, dated as of September 23, 2011, and a Security Agreement, dated as of September 23, 2011, each with Wells Fargo, which were amended pursuant to Amendment Number One to Credit Agreement and Security Agreement dated July 23, 2012 (collectively, as so amended, the “Credit Facility”).
Pursuant to the Forbearance Agreement, Wells Fargo and the Lenders have agreed to forbear from exercising their rights and remedies under the Credit Facility or applicable law with respect to the Existing Events of Default (as defined in the Forbearance Agreement) under the Credit Facility, which primarily include the Company's failure to maintain a Fixed Charge Coverage Ratio of at least 1.10:1.00 for the twelve month period ended September 29, 2012 during the Forbearance Period. The Forbearance Period will terminate on the earliest of (i) January 15, 2013, (ii) the occurrence or existence of any Default or Event of Default under the Credit Facility other than the Existing Events of Default and Prospective Defaults, and (iii) the occurrence or existence of a breach by the Company or default of any condition, covenant, term or provision of the Forbearance Agreement (subject to certain exceptions), which includes a requirement to maintain Excess Availability (as defined in the Credit Facility) of at least $4,000,000.
Importantly, Wells Fargo and the Lenders have agreed to make additional loans to the Company during the Forbearance Period subject to the terms and conditions set forth in the Forbearance Agreement. The Company has agreed to pay certain fees and expenses in connection with the Forbearance Agreement.
The foregoing description of the Forbearance Agreement is qualified in its entirety by reference to the Forbearance Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure under Item 1.01 is incorporated by reference herein.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Paul J. Pucino, Executive Vice President and Chief Financial Officer of the Company, resigned from his position as of Wednesday, November 21, 2012, but may provide transition services through December 3, 2012.

Item 8.01	Other Events.
On November 20, 2012, the Company issued a press release relating to the Forbearance Agreement and announcing Mr. Pucino's resignation, a copy of which is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Title
10.1	Forbearance Agreement, dated as of November 19, 2012, by and among THQ Inc., certain subsidiaries of THQ Inc., Wells Fargo Capital Finance, LLC and certain lenders.
99.1	Press release dated November 20, 2012, relating to the Forbearance Agreement and announcing Mr. Pucino's resignation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

THQ INC.

	By:	/s/ Edward L. Kaufman
Date: November 20, 2012		Edward L. Kaufman,
Executive Vice President, Business and Legal Affairs

EXHIBIT INDEX

Exhibit No.	Title
10.1	Forbearance Agreement, dated as of November 19, 2012, by and among THQ Inc., certain subsidiaries of THQ Inc., Wells Fargo Capital Finance, LLC and certain lenders.
99.1	Press release dated November 20, 2012, relating to the Forbearance Agreement and announcing Mr. Pucino's resignation.